Exhibit 99.1

HCP, Inc. Completes Spin-Off of Quality Care Properties, Inc.

Quality Care Properties to Begin “Regular Way” Trading on NYSE on November 1

IRVINE, Calif., October 31, 2016 /PRNewswire/ -- HCP, Inc. (NYSE:HCP) announced today that it has completed the previously announced spin-off (the “Spin-Off”) of its HCR ManorCare portfolio of skilled nursing and assisted living assets, as well as certain other assets, into Quality Care Properties, Inc. (“QCP”).

QCP is now an independent, publicly-traded, self-managed and self-administered company that will elect to be treated as a real estate investment trust (‘‘REIT”).  Since October 20, 2016, QCP shares have traded on a “when issued” basis on the New York Stock Exchange (NYSE) under the symbol “QCP WI.”  The “when issued” trading of common shares of QCP ended as of market close today.  Beginning November 1, 2016, QCP will trade “regular way” on the NYSE under the symbol “QCP.”

As previously announced, on October 31, 2016, HCP common stockholders received one share of QCP common stock for every five shares of HCP common stock they held on October 24, 2016, the record date for the Spin-Off. HCP common stockholders will receive cash in lieu of fractional shares of QCP.  Following the Spin-Off, HCP’s common stock will continue to trade on the NYSE under the symbol “HCP.”  Stockholders do not need to take any action in connection with the transaction.

Mike McKee, Chairman of the Board, President and Chief Executive Officer of HCP, stated, “Today is a significant milestone in HCP’s history, marking the end of an extensive process to address our portfolio concentration related to HCR ManorCare.  We firmly believe the Spin-Off is the best outcome to maximize value for both HCP and QCP stockholders.  As two independent companies, HCP and QCP will be able to focus on their inherent strengths and will have increased flexibility to pursue their distinct growth strategies.  HCP expects to benefit from its improved portfolio quality and enhanced ability to accelerate growth within its core businesses of Senior Housing, Life Science and Medical Office properties.”

Mr. McKee added, “QCP has compelling growth prospects and a dedicated management team with a strong track record.  HCP is highly confident in Mark Ordan and his team’s ability to unlock the value of the QCP assets.  On behalf of the entire Board and executive team, we wish them great success.”

Barclays and Morgan Stanley are acting as financial advisors to HCP, and Skadden, Arps, Slate, Meagher & Flom LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as legal counsel.

About HCP

HCP, Inc. is a fully integrated REIT that invests primarily in real estate serving the healthcare industry in the United States.  HCP owns a large-scale portfolio diversified across multiple sectors, led by senior housing, life science and medical office.  Recognized as a global leader in sustainability, HCP has been a publicly traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index.  For more information regarding HCP, visit www.hcpi.com.

Forward-Looking Statements

Statements in this communication regarding the future performance of, or outlook for, HCP and QCP, and all other statements that are not historical factual statements, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   You should not place undue reliance on any such forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of HCP’s and QCP’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include, with respect to both HCP and QCP, among other things, the risks and uncertainties described under the heading “Risk Factors” in QCP’s registration statement on Form 10 and other risks and uncertainties described from time to time in HCP’s and QCP’s respective filings with the Securities and Exchange Commission.  Any forward-looking statements speak only as of the date on which such statements are first made.  HCP assumes no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Contact

Investor Relations

Thomas M. Herzog

Executive Vice President and Chief Financial Officer

HCP, Inc.

(949) 407-0400